As filed with the U.S. Securities and Exchange Commission on October 15, 2018

Registration No. 333-______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INDIA GLOBALIZATION CAPITAL, INC.

 (Exact name of registrant as specified in its charter)

Maryland	20-2760393
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4336 Montgomery Avenue

Bethesda, Maryland 20814

Tel.: +1 (301) 983-0998

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Ram Mukunda

President and Chief Executive Officer

India Globalization Capital, Inc.

4336 Montgomery Avenue

Bethesda, Maryland 20814

Tel.: +1 (301) 983-0998

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Spencer G. Feldman, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Tel.: (212) 451-2300

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock, par value $0.0001 per share	--	(2)	(2)	$12,120.00
Warrants	--	(2)	(2)	--
Units (4)	--	(2)	(2)	--
Rights	--	(2)	(2)	--
Total	$100,000,000	--	$100,000,000	$12,120.00

_________________

(1)

There are being registered under this registration statement such indeterminate number of shares of common stock; such indeterminate number of warrants to purchase common stock; and such indeterminate number of units and rights as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and warrants as may be issued upon exercise of warrants; or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(4)	Each unit will represent an interest in other securities registered hereunder, which may or may not be separable from one another.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to completion, dated October 15, 2018

$100,000,000

Common Stock

Warrants

Units

Rights

This prospectus relates to common stock, warrants, units and rights that we may sell from time to time in one or more offerings up to a total dollar amount of $100,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.  If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is listed for trading on the NYSE American under the symbol IGC. The closing price of our common stock on October 11, 2018, as reported by the NYSE American, was $4.45 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [       ] , 2018

Important Notice about the Information Presented in this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering.  The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” carefully before making an investment decision.

All references to “we,” “us,” “our,” the “company” and “IGC” mean India Globalization Capital, Inc., including subsidiaries, except when it is clear that the term refers only to India Globalization Capital, Inc.

ABOUT INDIA GLOBALIZATION CAPITAL

Business Overview

IGC Management’s focus is to develop and commercialize cannabinoid based alternative therapies for indications such as Alzheimer’s disease, Parkinson’s disease, and pain. Our flagship product Hyalolextm, is not a U.S. Food and Drug Administration (“FDA”) approved pharmaceutical product. It is a cannabinoid based alternative oral combination therapy whose active ingredients have been shown to help alleviate symptoms associated with Alzheimer’s disease. The commercialization of Hyalolextm has commenced and we expect revenue in fiscal year 2019, though there can be no assurance as to the amount of such revenue. The Company recently entered the hemp oil / cannabidiol (CBD) infused beverage space and expects to bring a sugar free CBD infused energy drink to market. The Company has filed several patents for its pipeline of products including ones for the treatment of Alzheimer’s, Parkinson’s and Central Nervous System related disorders, pain, eating disorders, seizures in cats and dogs, and an energy drink. In addition, since inception, the Company operates a legacy business that involves trading commodities and heavy equipment rental. Our revenue currently comes from our legacy business.

Business Strategy

Our immediate goal is to commercialize our lead product Hyalolex™. Simultaneously, we plan to conduct pre-clinical and clinical trials that enable the commercialization of Serosapse for symptoms associated with Parkinson’s and IGC-501 for indications of neuropathic pain. Our near-term goal is to commercialize all three products in 2019 and establish three separate brands centered around each of our products. We expect to support each of the products with blockchain technology that builds patient experience, educates and delivers product origin assurance. We believe our products and positioning are unique, and our strategy will build substantial stakeholder value.

Products: Alternative Therapies

We focus on the development and commercialization of cannabinoid-based combination therapies. None of our products or therapies are FDA approved pharmaceuticals. Cannabinoids are chemical compounds that exert a range of effects on the body, including impacting the immune response, gastrointestinal maintenance and motility, muscle functioning, and nervous system response and functioning. Phytocannabinoids are cannabinoids that occur naturally in the cannabis plant. Some of the compounds found in the cannabis plant are (i) the THC (delta-9-tetrahydrocannabinol) or main psychoactive component with many therapeutic uses, and (ii) the non-psychoactive phytocannabinoid, CBD (Cannabidiol), which may be used to provide relief to a variety of symptoms including pain, seizures, and eating disorders.

Our work and strategy are to use cannabinoids synergistically with other active ingredients that in many cases have been established to treat specific conditions. We seek, through the synergies for our combination therapies, to decrease side effects, increase bio-availability, and enhanced efficacy. This strategy in some cases leads to “new and improved” products, and in others it results in totally novel products with surprising results, as in the case of Hyalolextm, our product for Alzheimer’s Disease.

Other complimentary products that we have in the pipeline are IGC-501 for indications of neuropathic pain; Serosapse for indications of Parkinson’s and other Central Nervous System (CNS) disorders; Caesafin for seizures in cats and dogs; and Natrinol for indications of cancer and AIDS induced nausea and vomiting. None of these are FDA approved and they are not considered to be pharmaceutical drugs. They fall in the category of nutraceuticals, supplements or Complimentary Alternative Medicines (CAMS). We are also working on a hemp-oil-CBD-infused energy drink.

Our growth and expansion strategies are to commercialize and license our products in states and countries where we can legally enter the market.

We have filed provisional patents with the United States Patent and Trademark Office (“USPTO”), in the phytocannabinoid-based combination therapy space, for the indications of pain, medical refractory epilepsy, and cachexia, and to protect the intellectual property for our hemp-oil-CBD-infused energy drink. In addition, in May 2017, we acquired an exclusive license to a patent filed by the University of South Florida Research Foundation entitled “Cannabidiol and Synthetic Dronabinol for treatment of Alzheimer’s Disease.” Although, the Company believes the registration of patents is an important part of its business strategy and its success depends in part on such registration, the Company cannot guarantee that such patent filings will result in a successful registration with the USPTO.

The Company has also developed and deployed a QR code-based system that allows patients to access a website with information on our alternative medicine products, specific to a state. As the number of states in which the product is available increases, we expect to expand the backend to a blockchain that allows for inputs directly from growers, processors, and dispensaries. This information will collectively display product identification and product origination by providing the patient with information regarding the origin, chemicals, and processes used to manufacture the product. We expect to expand the QR code-based system in several phases over fiscal 2019.

For more in-depth information regarding our industry, products, services and corporate history, please refer to the Company’s Annual Report on Form 10-K filed with the SEC on June 21, 2018.

Services: Legacy Infrastructure

Since our inception, we have participated in various aspects of the infrastructure industry. During the fiscal year ended March 31, 2018, we streamlined our legacy infrastructure business to infrastructure commodity trading and heavy equipment rental. We trade infrastructure commodities like steel and iron ore, among others, and we rent heavy equipment. Our subsidiary, Techni Bharathi Private Ltd (“TBL”) in India is responsible for heavy equipment rental, and its subsidiary IGC Enterprises Ltd. Operating in Hong Kong is responsible for infrastructure trading. We exited the real estate management business conducted through our Malaysian subsidiary Cabaran Ultima and now we account for it as “Investment Held for Sale” at a fair value of $147,500. We expect to dispose of Cabaran Ultima.

Our strategy for the legacy business is to maintain annual revenue of $3 to $5 million and focus on growing margin by reducing the cost of operations and by investments in heavy equipment.

Patents, Development Pipeline and Licenses

The success of our products depends in large part on our ability to:

●	commercialize products, create brand awareness and adequately establish the production, procurement and supply chain,
●	obtain and maintain patent and other legal protections for the proprietary technology, inventions and improvements we consider important to our business,
●	prosecute our patent applications and defend our issued patents,
●	preserve the confidentiality of our trade secrets and
●	operate without infringing the patents and proprietary rights of third parties.

We intend to continue to seek appropriate patent protection for certain of our product candidates, drug delivery systems and molecular modifications, as well as other proprietary technologies and their uses by filing patent applications in the United States and other selected countries. We intend for these patent applications to cover, where possible, claims for medical uses, processes for preparation, processes for delivery and formulations.

Although we believe the registration of patents is an important part of our business strategy and our success depends in part on such registrations, we cannot guarantee that such patent filings will result in successful registrations with the USPTO. In this regard, please see Item 1A., “Risk Factors” in our annual report on Form 10-K for the year ended March 31, 2018, filed with the SEC on June 21, 2018.

The table below provides a status of our patent filings:

Formulation	Indication	Provisional Filing	PCT (Int’l) Filing	Subsequent Activity
IGC-501	Pain	9/16/14	9/16/15	US National Case Filed on 6/15/16
IGC-502	Seizures	1/25/15	1/14/16	US National Case Filed on 6/15/16
IGC-503	Seizures	4/1/15	3/25/16	PCT Application Published on 10/6/16
IGC-504	Eating Disorders	8/12/15	8/11/16	US and National Filing on 2/12/18
IGC-505	Seizures	6/15/16	6/15/16	US National Filing Anticipated on 12/15/18
IGC-506	Eating Disorders	2/28/17	2/27/18	US and National Filing Anticipated on 8/28/19
IGC-507 IGC-AD1	Alzheimer’s Disease	7/30/2015	Anticipated in 2018	US and National Filing Anticipated in 2018
IGC-508	CNS Disorders	3/29/2018	Anticipated in 2019	US and National Filing Anticipated in 2019
IGC-509	Fatigue & Energy restoration	10/04/2018	Anticipated in 2019	US and National Filing Anticipated in 2019

Competitive Advantage

We believe that there are three factors coalescing to create entrepreneurial opportunities in the cannaceutical industry. The first is deregulation of the industry. This is taking place in the United States, Canada, Germany and other parts of the world. We believe that during any major deregulation, it takes several years for market equilibrium to be achieved.  Most large companies do not react quickly and that creates entrepreneurial opportunities, including as a first mover. The second factor is that the plant has cannabinoids that work on several pathways, in humans and animals, and that these cannabinoids can potentially be used to treat many diseases and aliments. The third factor is a rising awareness and demand for natural products including natural complementary and alternative medicines.

Our competitive advantage with products such as HyalolexTM emerges from the following:

●	first to market,

●	proprietary data,

●	patents and patent filings,

●	deep understanding of synergies,

●	several years of research, and

●	a differentiated marketing strategy.

Apart from these competitive advantages specific to Hyalolex™, our management has experience and deep knowledge of deregulating industries, access to foreign markets where testing and clinical trials have less regulatory hurdles, access to intellectual property experts and a network of medical doctors and Ph.D.’s, and knowledge of FDA trials, cannabinoid extraction techniques and cannabinoid plant genetics.

Corporate Information

IGC is a Maryland corporation formed in April 2005. Our principal place of business is located at 4336 Montgomery Avenue, Bethesda, Maryland 20814. Operationally, our U.S. East Coast based staff works from our corporate office in Potomac, Maryland or nearby virtual offices. We also maintain offices in the State of Washington for our West Coast based staff. Our telephone number is +1 (301) 983-0998.

Our commodity trading, equipment rental, and accounting headquarters are located in Kochi, Kerala, India, housing the majority of our India based staff. In addition, we have employees in Delhi, Nagpur and Chennai, India.

We maintain corporate websites at http://www.igcinc.us, http://www.igcpharma.com and http://www.hyalolex.com. Neither the contents of our websites nor the downloadable files found there are part of this prospectus and should not be relied upon with respect to this offering

We have proprietary rights to a number of trademarks used in this prospectus which are important to our business, and have applied for trademarks. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

For additional information about us, you should refer to the information described in “Where You Can Find More Information” in this prospectus.

Recent Developments

Distribution of New CBD Energy Drink

On September 25, 2018, we executed a distribution and partnership agreement for several products including a sugar free, energy drink called ‘Nitro G.’ We will issue 797,000 restricted, unregistered shares of common stock for a ten-year agreement, with an option for multiple five-year extensions, for the rights to market the products in the United States, Canada, Mexico and South America and exclusive global rights to all developed CBD-infused products. We plan to create a branded, hemp/CBD-infused version of the formulation that addresses market demand for energy drinks with the inclusion of healthy properties derived from hemp including CBD. We believe this transaction is timely given the language of the 2018 Farm Bill that currently addresses potentially legalizing, on a federal level, industrial hemp and products derived from it, including hemp oil that contains CBD.

September and October 2018 ATM Transactions

We completed sales of a total of 5,654,375 shares of our common stock for aggregate gross proceeds of approximately $30 million, before commissions and offering expenses, in “at-the-market” public offerings. The sales were completed pursuant to two separate At-The-Market Offering Agreements, dated as of September 22, 2018 and October 1, 2018 (the “ATM Agreements”) with The Benchmark Company, LLC and ViewTrade Securities, Inc. (together, the “Managers”). The Managers acted as our sales agents with respect to the issuance and sale of $15.0 million of our shares of common stock under each agreement. We paid the Managers a commission equal to 5% of the gross proceeds from the sale of our shares pursuant to the ATM Agreements. The sales exhausted the shares that were available for sale under our prior shelf registration on Form S-3 (No. 333-224082, effective May 11, 2018) relating to the common stock offered in the “at-the-market” public offerings pursuant to the ATM Agreements.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the following risk factors, you should carefully consider the risks, uncertainties and assumptions discussed in Item 1A., “Risk Factors” of our annual report on Form 10-K for the fiscal year ended March 31, 2018, and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus.  See “Where You Can Find More Information.”  Additional risks not presently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us.  If any of the events anticipated by the risks described occur, our results of operations and financial condition could be adversely affected, which could result in a decline in the market price of our common stock, causing you to lose all or part of your investment.

Risks Related to Our Growth and Expansion Strategy

Our company is in a very new and highly regulated industry. Significant and unforeseen changes in policy may have material impacts on our business.

Continued development in the phytocannabinoids industry is dependent upon continued state legislative authorization of cannabis, as well as legislation and regulatory policy at the federal level. The federal Controlled Substances Act currently makes cannabis use and possession illegal on a national level. While there may be ample public support for legislative authorization, numerous factors impact the legislative process. Any one of these factors could slow or halt use and handling of cannabis in the United States or in other countries, which would negatively impact our development of phytocannabinoid-based therapies and our ability to test and productize these therapies.

Many U.S. state laws are in conflict with the federal Controlled Substances Act. While we do not intend to harvest, distribute or sell cannabis in the United States, it is unclear whether regulatory authorities in the United States would object to the registration or public offering of securities in the United States by our company, to the status of our company as a reporting company, or even to investors investing in our company if we engage in legal cannabis production and supply pursuant to the laws and authorization of the jurisdiction where the activity takes place. In addition, the status of cannabis under the Controlled Substances Act may have an adverse effect on federal agency approval of pharmaceutical use of phytocannabinoid products. Any such objection or interference could delay indefinitely or increase substantially the costs to access the equity capital markets, test our therapies or create products from these phytocannabinoid based therapies.

The nature of our products, customer base and sales channels cause us to lack visibility regarding future demand for our products, which makes it difficult for us to predict our revenues or operating results.

It is important to the success of our business that we have the ability to accurately predict the future demand for our products. However, several factors contribute to a lack of visibility with respect to future orders, including:

●	the lengthy and unpredictable sales cycle for our products that can extend from six to 24 months or longer,
●	the project-driven nature of our customers’ requirements,
●	the uncertainty of the extent and timing of market acceptance of our new products,
●	the requirement to obtain industry certifications or regulatory approval for some products and
●	the diversity of our product lines and geographic scope of our product distribution.

This lack of visibility impacts our ability to forecast inventory requirements. An overestimate of our customers’ future requirements for products may lead to excess inventory, which would increase costs and potentially require us to write-off inventory that becomes obsolete. If we underestimate our customers’ future requirements, we may have inadequate inventory, which could interrupt and delay delivery of our products to our customers and could cause our revenues to decline. If any of these events occur, they could negatively impact our revenues, which could prevent us from achieving or sustaining profitability.

We have a history of operating losses and there can be no assurance that we can again achieve or maintain profitability.

Our short-term focus is to become profitable.  However, there can be no guarantee that our efforts will be successful.  Even if we again achieve profitability, given our dependence on global gross domestic product (GDP) growth, macroeconomic factors and federal regulations, we may not be able to sustain profitability and our failure to do so would adversely affect our businesses, including our ability to raise additional funds.

We expect to acquire companies and we are subject to evolving and often expensive corporate governance regulations and requirements.  Our failure to adequately adhere to these requirements, and comply with them with regard to acquired companies, some of which may be non-reporting entities, or the failure or circumvention of our controls and procedures could seriously harm our business and affect our status as a reporting company listed on a national securities exchange.

As a public reporting company with shares listed for trading on the NYSE American, we are subject to various regulations.  Compliance with these evolving regulations is costly and requires a significant diversion of management time and attention, particularly with regard to our disclosure on controls and procedures and our internal control over financial reporting.  Our internal controls and procedures may not be able to prevent errors or fraud in the future.  However, we cannot guarantee that we can establish internal controls over financial reporting immediately on companies that we acquire.  Thus, faulty judgments, simple errors or mistakes, or the failure of our personnel to enforce controls over acquired companies or to adhere to established controls and procedures, may make it difficult for us to ensure that the objectives of our control systems are met.  A failure of our controls and procedures to detect other than inconsequential errors or fraud could seriously harm our ability to continue as a reporting company listed on a national securities exchange.

The non-passage of the 2018 Farm bill can be detrimental to our stock price.

The Agricultural Act of 2014, which became law on February 7, 2014, is also known as the Farm Bill. Section 7606 of this federal statute, titled “Legitimacy of Industrial Hemp Research,” gave authorization to state departments of agriculture and institutions of higher learning, in states that have legalized hemp cultivation, to grow the crop for research and pilot programs. Since the implementation of the Farm Bill, more than 30 states have passed laws regarding industrial hemp.

The 2018 Farm Bill, if passed, includes the Hemp Farming Act of 2018, which will remove hemp as a designated as controlled substance, legalizing the crop under federal law, which will allow CBD derived from hemp to be legally sold in all 50 states. The Bill, which has the support of Senate Majority Leader Mitch McConnell, is awaiting congressional approval, which would replace the 2017 Farm Bill, which expired on September 30th.

The CBD infused energy drink, as well as Hyalolex and some of our other products, may be redesigned to use hemp-based extracts rendering them federally legal in all 50 states. This opens up the market well beyond the medical cannabis market. However, non-passage of the bill will impact our ability to sell products in all 50 states and could be detrimental to the price of our stock.

Cannabis remains illegal under U.S federal law, and therefore, strict enforcement of federal laws regarding medical-use cannabis would likely result in slower growth of our business plans, and/or delisting from the NYSE American.

In the U.S., cannabis is a Schedule I controlled substance under the Controlled Substances Act (CSA). Even in those jurisdictions in which the manufacture and use of medical cannabis has been legalized at the state level, the possession, use and cultivation of cannabis remain violations of federal law that are punishable by imprisonment and substantial fines. Moreover, individuals and entities may violate federal law if they intentionally aid and abet another in violating these federal controlled substance laws or conspire with another to violate them.

The U.S. Supreme Court has ruled in United States v. Oakland Cannabis Buyers' Coop. and Gonzales v. Raich that it is the federal government that has the right to regulate and criminalize cannabis, even for medical purposes. If the federal government were to strictly enforce federal law regarding cannabis, we may not be able to license our product in the U.S. for sale to medical cannabis patients, or we may be subject to federal prosecution. While, these could lead to delisting from the NYSE American, it would not stop us from sales in other parts of the world including Canada and Germany, among others.

Although, the Company does not directly sell cannabis our formulations when licensed to U.S. processors could be construed as aiding and abetting the licensee or others to violate federal controlled substance laws or to conspire with them to violate the laws. While, there are companies listed on the NYSE that service the medical cannabis industry, it is unclear if the NYSE American will apply their findings uniformly. Revenue from licensing medical cannabis formulations directly to entities in the U.S., could lead to a delisting from the NYSE American. However, it would not stop the Company from sales in other parts of the world where medical cannabis is legal. A delisting from the NYSE American would require the Company to list on the OTC exchange in the U.S., which may adversely affect the price of our common stock.

In January 2018, the U.S. Department of Justice (DOJ) rescinded certain memoranda, including the so-called “Cole Memo” issued on August 29, 2013 under the Obama Administration, which had characterized enforcement of federal cannabis prohibitions under the CSA to prosecute those complying with state regulatory systems allowing the use, manufacture and distribution of medical cannabis as an inefficient use of federal investigative and prosecutorial resources when state regulatory and enforcement efforts are effective with respect to enumerated federal enforcement priorities under the CSA. The impact of the DOJ's recent rescission of the Cole Memo and related memoranda is unclear but may result in the DOJ increasing its enforcement actions against the regulated cannabis industry generally, including processors, growers and dispensaries. This essentially would mean that our market in the U.S. would evaporate, greatly diminishing the scope of our business plan, in the short term, as the U.S. represents 90% of the current cannabis market. However, long term, the trend of the U.S. dominating the cannabis market is changing as other countries introduce medical cannabis legislation.

Congress previously enacted an omnibus spending bill that includes a provision prohibiting the DOJ (which includes the DEA) from using funds appropriated by that bill to prevent states from implementing their medical-use cannabis laws. This provision, however, expires on September 30, 2018, and must be renewed by Congress.

Additionally, financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statutes and the Bank Secrecy Act. Prior to the DOJ's rescission of the “Cole Memo,” supplemental guidance from the DOJ issued under the Obama Administration directed federal prosecutors to consider the federal enforcement priorities enumerated in the “Cole Memo” when determining whether to charge institutions or individuals with any of the financial crimes described above based upon cannabis-related activity. It is unclear what impact the recent rescission of the “Cole Memo” will have, but federal prosecutors may increase enforcement activities against institutions or individuals that are conducting financial transactions related to cannabis activities.

Federal prosecutors have significant discretion and no assurance can be given that the federal prosecutor in each judicial district where we license our product will not choose to strictly enforce the federal laws governing cannabis production or distribution. Any change in the federal government's enforcement posture with respect to state-licensed cultivation of medical-use cannabis, including the enforcement postures of individual federal prosecutors in judicial districts where we license products, would eliminate or slow down our ability to execute our business plan, which would adversely affect the trading price of our securities.

Risks Related to Ownership of Our Securities and this Offering

Future sales of common stock by us could cause our stock price to decline and dilute your ownership percentage in our company.

There are currently 11,671,578 outstanding public warrants to purchase 1,167,158 shares of our common stock, by surrendering 10 warrants and a payment of at $50.00 in exchange for each share, expiring on March 6, 2019. In addition, there are a residual 91,772 outstanding units that can be converted into 9,177 shares of common stock and 183,544 public warrants that can be used to purchase 18,354 shares of our common stock by surrendering 10 warrants and a payment of at $50.00 in exchange for each share, also expiring on March 6, 2019. If exercised, the units may be converted into approximately 27,532 shares of common stock. We have outstanding stock options to purchase approximately 910,000 shares of our common stock, at an average price of $0.34 per share, of which 420,000 options expire in 2023 and 490,000 options expire in 2022. In addition, we expect to issue 869,565 shares of restricted stock for gross proceeds of $1 million as set forth in our current report on Form 8-K filed with the SEC on September 12, 2018, and 797,000 shares of common stock that are pending issuance pursuant to the Strategic Distribution and Partnership Agreement for CBD-infused products announced on September 25, 2018. We are not restricted from issuing additional shares of our common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock by us in the market or the perception that such sales could occur. If we raise funds or make acquisitions by issuing additional securities in the future or the outstanding warrants or stock options to purchase our common stock are exercised, the newly-issued shares will also dilute your ownership percentage in our company.

The market price for our common stock after this offering may be lower than the offering price, and our stock price may be volatile.

The trading volume in our common stock may fluctuate and cause significant price variations to occur. Fluctuations in our stock price may not be correlated in a predictable way to our performance or operating results. Our stock price may fluctuate as a result of a number of events and factors such as those described elsewhere in this “Risk Factors” section, events described in our periodic SEC reports and in any future prospectus supplement, and other factors that are beyond our control. In addition, the stock market, in general, has historically experienced significant price and volume fluctuations. Our common stock has also been volatile, with our 52-week price range being at a low of $0.36 and a high of $14.58 per share. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock.

Our publicly-filed reports are subject to review by the SEC, and any significant changes or amendments required as a result of any such review may result in material liability to us and may have a material adverse impact on the trading price of our common stock.

The reports of publicly-traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements, and the SEC is required to undertake a comprehensive review of a company’s reports at least once every three years under the Sarbanes-Oxley Act. SEC reviews may be initiated at any time.  We could be required to modify, amend or reformulate information contained in prior filings as a result of an SEC review, as well as state in filings that we have inadequate control or expertise over financial reporting. Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material and adverse impact on the trading price of our common stock.

Maryland anti-takeover provisions and certain anti-takeover effects of our articles of incorporation and bylaws may inhibit a takeover at a premium price that may be beneficial to our stockholders.

Maryland anti-takeover provisions and certain anti-takeover effects of our articles of incorporation and bylaws may be utilized, under some circumstances, as a method of discouraging, delaying or preventing a change of control of our company at a premium price that would be beneficial to our stockholders. For more detailed information about these provisions, please see “Anti-takeover Law, Limitations of Liability and Indemnification” below.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus, and any accompanying prospectus supplement, and in the documents we incorporate by reference, as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us, except to the extent required by U.S. federal securities laws.

Forward-looking statements are based upon, among other things, our assumptions with respect to:

●	our ability to successfully register patents, create and market new products and services, including leasing products in India, and achieving customer acceptance in the industries we serve;
●	our ability to accurately predict the future demand for our products and services;
●	competition in using phytocannabinoids for pharmaceutical and nutraceutical therapies;
●	federal and state legislation and administrative policy regulating phytocannabinoids;
●	our ability (based in part on regulatory concerns) to build and or lease facilities for vertical farming that can eventually be used by us to produce pharmaceutical grade phytocannabinoids;
●	our ability to obtain and protect patents for the use of phytocannabinoids;
●	our ability to enter into new licenses and contracts, and perform them successfully;
●	current and future economic and political conditions in North America, Hong Kong and India; and
●	other assumptions described in this prospectus and any prospectus supplement underlying or relating to any forward-looking statements.

You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. As noted above, these forward-looking statements speak only as of the date when they are made. Moreover, in the future, we may make forward-looking statements through our senior management that involve the risk factors and other matters described in our most recent annual report on Form 10-K and in this prospectus, as well as other risk factors subsequently identified, including, among others, those identified in our filings with the SEC in our quarterly reports on Form 10-Q and our current reports on Form 8-K.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of our securities in this offering to fund our working capital and capital expenditure requirements over the next 12 to 36 months. In particular, we plan to utilize the net proceeds to:

●	cover working capital needs, including paying continuing product development expenses, employees’ and officers’ salaries and ongoing public reporting costs;

●	finance marketing and brand awareness campaigns in North America and other countries;

●	finance the costs of filing patents;

●	repay outstanding indebtedness;

●	run pre-clinical and clinical trials on our phytocannabinoid-based therapies;

●	develop and test products based on our patent pending formulations; and

●

fund potential acquisitions of, investments in and joint ventures with, complementary (including competitive) businesses, products and technologies; however, we currently have no commitments or agreements with respect to any such acquisitions, investments or joint ventures.

In the event we raise substantially less than the maximum proceeds, we will expend the proceeds generally in the order set forth above, except that general working capital expenses will be consistent over time.

There is no guarantee that we will sell the securities covered by this prospectus and, in the event that we do, there is no guarantee as to the total number of securities that we will sell, nor is there any guarantee as to the amount of net proceeds of this offering to be applied to any one particular proposed use as described above. Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	shares of our common stock,
●	warrants to purchase common stock or units,
●	units comprised of common stock and warrants in any combination, and
●	rights.

In this prospectus, we refer to the common stock, warrants, units and rights collectively as “securities.”  The total dollar amount of all securities that we may issue will not exceed $100,000,000.  This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our articles of incorporation and by-laws, each as amended to date, which we refer to as our “articles of incorporation” and “by-laws.”

General

We are a Maryland corporation.  Under our articles of incorporation, we have authority to issue 150,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

As of October 9, 2018, there were issued and outstanding:

●	36,347,769 shares of common stock;
●	no shares of preferred stock;
●	91,772 units;
●	stock options to purchase 910,000 shares of common stock at a weighted average exercise price of $0.34 per share; and
●	warrants to purchase 1,167,158 Shares of Common Stock by surrendering 10 warrants and a payment of $50.00 per share.

Voting; Dividends; Other Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Accordingly, the holders of a majority of our outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Holders of shares of our common stock are entitled to receive dividends ratably when, as, and if declared by the board of directors out of funds legally available therefor and, upon our liquidation, dissolution or winding up are entitled to share ratably in all assets remaining after payment of liabilities. Holders of shares of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. The outstanding shares of our common stock are, and the shares of common stock being sold in this offering will be, when issued, validly authorized and issued, fully paid and non-assessable.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Co. and its address is 1 State Street, 30th Floor, New York, NY 10004-1561, telephone number +1 (212) 509-4000.

Listing

Our common stock is listed for trading on the NYSE American under the symbol IGC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or units. Warrants may be issued independently or together with common stock or units, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and any applicable warrant agreement, including, where applicable, the following:

●	the offering price and aggregate number of warrants offered;
●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
●	the date on and after which the warrants and the related securities will be separately transferable;
●	the number of shares of common stock or units, as the case may be, purchasable upon the exercise of one warrant and the price at which these securities may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, warrants, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Warrants” and “Description of Units” will apply to each unit and to any common stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

●            the title of the rights;

●            the date of determining the stockholders entitled to the rights distribution;

●            the title, aggregate number of shares of  common stock or preferred stock purchasable upon exercise of the rights;

●            the exercise price;

●            the aggregate number of rights issued;

●            the date, if any, on and after which the rights will be separately transferable;

●            the date on which the right to exercise the rights will commence and the date on which the right will expire; and

●            any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

ANTI-TAKEOVER LAW, LIMITATIONS OF LIABILITY AND INDEMNIFICATION

Business Combinations

Under the Maryland General Corporation Law, some business combinations, including a merger, consolidation, share exchange or, in some circumstances, an asset transfer or issuance or reclassification of equity securities, are prohibited for a period of time and require an extraordinary vote. These transactions include those between a Maryland corporation and the following persons (a “Specified Person”):

●

an interested stockholder, which is defined as any person (other than a subsidiary) who beneficially owns 10% or more of the corporation’s voting stock, or who is an affiliate or an associate of the corporation who, at any time within a two-year period prior to the transaction, was the beneficial owner of 10% or more of the voting power of the corporation’s voting stock; or

●	an affiliate of an interested stockholder.

A person is not an interested stockholder if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.  The board of directors of a Maryland corporation also may exempt a person from these business combination restrictions prior to the time the person becomes a Specified Person and may provide that its exemption be subject to compliance with any terms and conditions determined by the board of directors. Transactions between a corporation and a Specified Person are prohibited for five years after the most recent date on which such stockholder becomes a Specified Person. After five years, any business combination must be recommended by the board of directors of the corporation and approved by at least 80% of the votes entitled to be cast by holders of voting stock of the corporation and two-thirds of the votes entitled to be cast by holders of shares other than voting stock held by the Specified Person with whom the business combination is to be effected, unless the corporation’s stockholders receive a minimum price as defined by Maryland law and other conditions under Maryland law are satisfied.

A Maryland corporation may elect not to be governed by these provisions by having its board of directors exempt various Specified Persons, by including a provision in its charter expressly electing not to be governed by the applicable provision of Maryland law or by amending its existing charter with the approval of at least 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and two-thirds of the votes entitled to be cast by holders of shares other than those held by any Specified Person. Our articles of incorporation do not include any provision opting out of these business combination provisions.

Control Share Acquisitions

The Maryland General Corporation Law also prevents, subject to exceptions, an acquirer who acquires sufficient shares to exercise specified percentages of voting power of a corporation from having any voting rights except to the extent approved by two-thirds of the votes entitled to be cast on the matter not including shares of stock owned by the acquiring person, any directors who are employees of the corporation and any officers of the corporation. These provisions are referred to as the control share acquisition statute.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted prior to the acquisition by a provision contained in the corporation’s charter or bylaws. Our bylaws include a provision exempting us from the restrictions of the control share acquisition statute, but this provision could be amended or rescinded either before or after a person acquired control shares. As a result, the control share acquisition statute could discourage offers to acquire our common stock and could increase the difficulty of completing an offer.

Board of Directors

The Maryland General Corporation Law provides that a Maryland corporation which is subject to the Exchange Act and has at least three outside directors (who are not affiliated with an acquirer of the company) under certain circumstances may elect by resolution of the board of directors or by amendment of its charter or bylaws to be subject to statutory corporate governance provisions that may be inconsistent with the corporation’s charter and bylaws. Under these provisions, a board of directors may divide itself into three separate classes without the vote of stockholders such that only one-third of the directors are elected each year. A board of directors classified in this manner cannot be altered by amendment to the charter of the corporation. Further, the board of directors may, by electing to be covered by the applicable statutory provisions and notwithstanding the corporation’s charter or bylaws:

●	provide that a special meeting of stockholders will be called only at the request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting,
●	reserve for itself the right to fix the number of directors,
●	provide that a director may be removed only by the vote of at least two-thirds of the votes entitled to be cast generally in the election of directors, and
●	retain for itself sole authority to fill vacancies created by an increase in the size of the board or the death, removal or resignation of a director.

In addition, a director elected to fill a vacancy under these provisions serves for the balance of the unexpired term instead of until the next annual meeting of stockholders.  A board of directors may implement all or any of these provisions without amending the charter or bylaws and without stockholder approval.  Although a corporation may be prohibited by its charter or by resolution of its board of directors from electing any of the provisions of the statute, we have not adopted such a prohibition.  We have adopted a staggered board of directors with three separate classes in our charter and given the board the right to fix the number of directors, but we have not prohibited the amendment of these provisions.  The adoption of the staggered board may discourage offers to acquire our common stock and may increase the difficulty of completing an offer to acquire our stock.  If our Board chose to implement the statutory provisions, it could further discourage offers to acquire our common stock and could further increase the difficulty of completing an offer to acquire our common stock.

Effect of Certain Provisions of our Articles of Incorporation and Bylaws

In addition to the articles of incorporation and bylaws provisions discussed above, certain other provisions of our bylaws may have the effect of impeding the acquisition of control of our company by means of a tender offer, proxy fight, open market purchases or otherwise in a transaction not approved by our Board of Directors. These provisions of bylaws are intended to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt, which our Board believes is otherwise unfair to our stockholders. These provisions, however, also could have the effect of delaying, deterring or preventing a change in control of our company.

Our bylaws provide that with respect to annual meetings of stockholders, (i) nominations of individuals for election to our Board of Directors and (ii) the proposal of business to be considered by stockholders may be made only pursuant to our notice of the meeting, by or at the direction of our Board of Directors, or by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

Special meetings of stockholders may be called only by the chief executive officer, the board of directors or the secretary of our company (upon the written request of the holders of a majority of the shares entitled to vote).  At a special meeting of stockholders, the only business that may be conducted is the business specified in our notice of meeting.  With respect to nominations of persons for election to our Board of Directors, nominations may be made at a special meeting of stockholders only pursuant to our notice of meeting, by or at the direction of our Board of Directors, or if our Board of Directors has determined that directors will be elected at the special meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

These procedures may limit the ability of stockholders to bring business before a stockholders meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to our stockholders.

Disclosure of the SEC’s Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;
●	to one or more underwriters or dealers for resale to the public or to investors;
●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise;

●	directly to investors in privately negotiated transactions; or
●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale;
●	prices related to prevailing market prices; or
●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

●	the name or names of any agents or underwriters;
●	the purchase price of our securities being offered and the proceeds we will receive from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
●	the public offering price;
●	any discounts or concessions allowed or re-allowed or paid to dealers; and
●	any securities exchanges on which such common stock may be listed.

Underwriters

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if they purchase any of the securities offered. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriters the nature of any such relationship.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the NYSE American. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE American or otherwise and, if commenced, may be discontinued at any time.

EXPERTS

The consolidated financial statements of India Globalization Capital, Inc. included in our annual report on Form 10-K for the fiscal year ended March 31, 2018, have been audited by Manohar Chowdhry & Associates, independent registered public accountants, as set forth in their reports thereon, included therein, and incorporated herein by reference in this prospectus and elsewhere in the registration statement. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of India Globalization Capital, Inc. included in our annual report on Form 10-K for the fiscal year ended March 31, 2017, have been audited by AJSH & Co. LLP, independent registered public accountants, as set forth in their reports thereon, included therein, and incorporated herein by reference in this prospectus and elsewhere in the registration statement. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, as our counsel, will pass upon certain legal matters, including the legality of the securities offered by this prospectus and any prospectus supplement. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You should call 1-800-SEC-0330 for more information on the operation of the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov.  The SEC’s Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

Our Internet address is www.igcinc.us. The information on our Internet website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus supplement. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement and the accompanying prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

●	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 filed with the SEC on June 21, 2018;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed with the SEC on August 3, 2018;

●

Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed), filed with the SEC on April 12, 2018, May 4, 2018, May 15, 2018, September 12, 2018, September 24, 2018, October 1, 2018, October 1, 2018, and October 10, 2018;

●	Our definitive proxy statement on Schedule 14A filed with the SEC on July 6, 2018; and

●

The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on March 7, 2006, and any amendments or reports filed for the purpose of updating the description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement, but not delivered with this prospectus supplement. Copies of the above documents (other than exhibits to such documents unless those exhibits have been specifically incorporated by reference in this prospectus supplement) may be obtained upon written or oral request, without charge to you, by contacting:

India Globalization Capital, Inc.
Attn: Corporate Secretary
4336 Montgomery Avenue
Bethesda, Maryland 20814
Telephone: +1 (301) 983-0998.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with issuance and distribution of the securities being registered are set forth in the following table:

SEC registration fee	$12,120.00
Legal fees and expenses	6,050.00
Accounting fees and expenses	1,500.00
Transfer agent fees and expenses	*
Printing fees and expenses	*
Miscellaneous expenses	*
Total expenses	$19,670.00

____________

*

These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement

Item 15. Indemnification of Directors and Officers

Paragraph B of Article Tenth of our amended and restated articles of incorporation provide as follows:

“The Corporation, to the full extent permitted by Section 2-418 of the MGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto.  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.”

Article XI of our bylaws also provides for indemnification of our directors, officers, employees or agents for certain matters in accordance with Section 2-418 of the Maryland General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits and Financial Statement Schedules

The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement on Form S-3.

Exhibit No.	Description
1.1**	Form of Underwriting Agreement, Placement Agency Agreement, Dealer-Manager Agreement, Distribution Agreement or similar agreement.

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on August 6, 2012).

3.2	By-laws (incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-1, as amended, filed on February 14, 2006 (No. 333-124942)).

5.1	Opinion of Olshan Frome Wolosky LLP, counsel to the registrant, as to the legality of the securities.

23.1*	Consent of Manohar Chowdhry & Associates, independent registered public accounting firm.

23.2*	Consent of AJSH & Co LLP, independent registered public accounting firm.

23.3	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on signature page of the registration statement).

_____________________

Unless otherwise indicated, exhibits were previously filed.

*	Filed herewith.

**

To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a current report on Form 8-K.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes,

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability  under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 15th day of October 2018.

INDIA GLOBALIZATION CAPITAL, INC.

By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Ram Mukunda and Claudia Grimaldi and each of them severally, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ram Mukunda	President and Chief Executive Officer (Principal	October 15, 2018
Ram Mukunda	Executive Officer)
/s/ Richard Prins	Chairman of the Board of Directors	October 15, 2018
Richard Prins
/s/ Claudia Grimaldi	Vice President (Principal Financial Officer)	October 15, 2018
Claudia Grimaldi
/s/ Rohit Goel	Manager (Principal Accounting Officer)	October 15, 2018
Rohit Goel
/s/ Sudhakar Shenoy	Director	October 15, 2018
Sudhakar Shenoy